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                                                                     EXHIBIT 5.1

                               October 21, 1999

SanDisk Corporation
140 Caspian Court
Sunnyvale, CA 94089

      Re:   Registration Statement on Form S-3
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Ladies and Gentlemen:

      We have examined the Registration Statement on Form S-3 originally filed by SanDisk Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") on August 17, 1999, (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 3,450,000 shares of the Company's common stock (the "Shares"). The Shares include an over-allotment option to purchase 450,000 shares from the Company granted to the Underwriters as described in said Registration Statement for resale to the public. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

      Based on the foregoing, it is our opinion that, upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when issued and sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

      We consent to the use of this opinion as an exhibit to said Registration Statement, and further consent to the use of our name wherever appearing in said Registration Statement, including the prospectus constituting a part thereof, and in any amendment thereto.

                                         Very truly yours,


                                         /s/ Brobeck, Phleger & Harrison LLP

                                         BROBECK, PHLEGER & HARRISON LLP